Exhibit 17 (b)

Proxy Tabulator
PO Box 55046	Your Proxy Vote is Important!
Boston MA 02205-5046

Vote by Internet
Please go to the electronic voting site at
www.eproxyvote.com/vl. Follow the on-line
instructions. If you vote by internet, you do not have to return your proxy card.

Vote by Telephone
Please call us toll free at 1-866-977-7699, and follow
the instructions provided. If you vote by telephone,
you do not have to return your proxy card.

Vote by Mail
Complete, sign and date your proxy card and return it promptly in the enclosed envelope.

If Voting by Mail	Proxy Tabulator PO Box 55046 Boston MA 02205-9818
Remember to sign and date form below.
Please ensure the address to the right shows through the
window of the enclosed postage paid return envelope.

PROXY CARD

VALUE LINE U.S. GOVERNMENT SECURITIES FUND, INC.

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
To be held March 21, 2013

I (We), having received notice of the Special Meeting of Shareholders (the “Meeting”) of the Value Line U.S. Government Securities Fund, Inc. (the “Fund”) and the accompanying Proxy Statement/Prospectus, and revoking all prior proxies, hereby appoint Mitchell E. Appel, Peter D. Lowenstein and Leonard A. Pierce (the “Named Proxies”), and each of them, my (our) attorney (with full power of substitution in them and each of them) for and in my (our) name(s) to attend the Meeting of the Fund to be held on March 21, 2013, at 4:00p.m. (Eastern time) at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 7 World Trade Center, 250 Greenwich Street New York, NY 10007, and any adjourned session or sessions thereof, and there to vote and act upon the following matters (as more fully described in the accompanying Proxy Statement/Prospectus) in respect of all shares of the Fund which I (we) will be entitled to vote or act upon, with all the powers I (we) would possess if personally present.

The shares represented by this proxy will be voted in accordance with my (our) instructions as given on the reverse side with respect to the Proposal. If this proxy is executed but no instruction is given, I (we) understand that the Named Proxies will vote my (our) shares in favor of the Proposal. The Named Proxies are authorized to vote on any other business that may properly come before the Meeting in their discretion.

NOTE: Please be sure that you complete, sign and date your proxy card. In signing, please write your name(s) exactly as it (they) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Proxies being signed or on behalf of corporate shareholders should be signed in full corporate name by an authorized officer. Joint owners should each sign personally.

Signature	Date

Exhibit 17 (b)

VL USGS

Important Notice Regarding the Availability of Proxy Materials for the
Value Line U.S. Government Securities Fund, Inc.
Special Shareholder Meeting to Be Held on
March 21, 2013

The Proxy Statement for this meeting is available at:

www.eproxyvote.com/vl

PLEASE VOTE YOUR PROXY TODAY!

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
 (THE “BOARD”) OF YOUR FUND.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.   THE MATTER WE ARE SUBMITTING FOR YOUR CONSIDERATION IS SIGNIFICANT TO THE FUND AND TO YOU AS A FUND SHAREHOLDER.  PLEASE TAKE THE TIME TO READ THE PROXY STATEMENT/PROSPECTUS AND CAST YOUR VOTE USING ANY OF THE METHODS DESCRIBED ON THE FRONT.

If you have any questions about the Proposal or completing this proxy card, please call the Proxy Solicitation Firm (toll-free) at 1-855-520-7715. Representatives are available Monday through Friday, 8:00 a.m. - 6:00 p.m. (Eastern time), and Saturday, 10:00 a.m.-6:00 p.m. (Eastern time).

THE BOARD (INCLUDING ALL OF THE INDEPENDENT DIRECTORS) RECOMMENDS THAT YOU VOTE IN FAVOR OF THE FOLLOWING PROPOSAL:

PLEASE MARK VOTE AS IN THIS EXAMPLE:

1.
To approve an Agreement and Plan of Reorganization between your fund and Value Line Core Bond Fund (the “Acquiring Fund”) providing for; (a) the acquisition of all of the assets, and assumption of all of the liabilities, of your Fund by the Acquiring Fund, in exchange for shares of the Acquiring Fund; (b) the distribution of such shares of the Acquiring Fund to the shareholders of your Fund; and (c) the liquidation and dissolution of your fund.
			FOR ☐	AGAINST ☐	ABSTAIN ☐

	If you plan to attend the Meeting, please check this box:	☐

EVERY SHAREHOLDER’S VOTE IS IMPORTANT! PLEASE VOTE NOW.

VL USGS